     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1998


                                                      REGISTRATION NO. 333-47327
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          GERBER CHILDRENSWEAR, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                          62-1624764                            2300
 (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER             (PRIMARY STANDARD INDUSTRIAL
  INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)            CLASSIFICATION CODE NUMBER)

                                7005 PELHAM ROAD
                                    SUITE D
                              GREENVILLE, SC 29615
                           TELEPHONE: (864) 987-5200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              MR. EDWARD KITTREDGE
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           GERBER CHILDRENSWEAR, INC.
                                7005 PELHAM ROAD
                                    SUITE D
                              GREENVILLE, SC 29615
                           TELEPHONE: (864) 987-5200
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

                   LANCE C. BALK, ESQ.                                      VALERIE FORD JACOB, ESQ.
                     KIRKLAND & ELLIS                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                   153 EAST 53RD STREET                                        ONE NEW YORK PLAZA
                 NEW YORK, NEW YORK 10022                                      NEW YORK, NY 10004
                 TELEPHONE:(212) 446-4800                                  TELEPHONE: (212) 859-8000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

=======================================================================================================
       TITLE OF EACH CLASS                 PROPOSED MAXIMUM
          OF SECURITIES                   AGGREGATE OFFERING                      AMOUNT OF
        TO BE REGISTERED                       PRICE(1)                      REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share..........................             $62,100,000                        $18,319.50
=======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (o) of Rule 457 of the Securities Act.

(2) The registration fee was previously paid.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

*Registrant's name is GCIH, Inc. and will be changed to Gerber Childrenswear,
 Inc. in connection with the consummation of the Offering and other transactions contemplated hereby including the merger of Gerber Childrens-wear, Inc. into GCIH, Inc., the amendment and restatement of the Company's Certificate of Incorporation and the exchange of GCIH, Inc. stock (each as described on page 59 of the Prospectus).
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a statement of estimated expenses of the issuance and distribution of the securities being registered other than underwriting compensation:

SEC registration fee........................................  $18,319.50
NASD filing fee.............................................    6,710.00
New York Stock Exchange original listing fee................      92,685
Blue sky fees and expenses (including attorneys' fees and
  expenses).................................................       5,000
Printing and engraving expenses.............................     200,000
Transfer agent's fees and expenses..........................       3,500
Accounting fees and expenses................................     300,000
Legal fees and expenses.....................................     300,000
Miscellaneous expenses......................................   73,785.50
                                                              ----------
     Total..................................................  $1,000,000
                                                              ==========

------------------------
* To be provided by amendment.

     All amounts are estimated except for the SEC registration fee and the NASD filing fee.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Delaware.
Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by
Section 145.

     In that regard, the Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Over the past three years, the Company sold shares of its capital stock as follows in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Rule 701 pursuant to Section 3(b) of the Securities Act.

SERIES A PREFERRED STOCK, PAR VALUE $0.01 PER SHARE.

     Shares of Series A Preferred Stock of GCIH were sold to the following persons on the following dates. Such shares were converted immediately prior to the Offering into either (a) shares of Common Stock or (b) the right to receive cash, in each case pursuant to the Merger described herein. See "Certain Relationships and Related Transactions--The Reorganization."

                                                                   NUMBER            AGGREGATE
       DATE                              NAME                     OF SHARES        PURCHASE PRICE
       ----                              ----                     ---------        --------------
January 22, 1996        Citicorp Venture Capital, Ltd.            86,974.5         $8,697,446.50
January 22, 1996        CCT III, L.P.                             15,348.4         $1,534,843.50
January 22, 1996        Richard M. Cashin                          3,327.5         $  332,746.50
January 22, 1996        Natasha Partnership                        2,774.4         $  277,439.30
January 22, 1996        David Thomas                               2,774.4         $  277,439.30
January 22, 1996        Thomas McWilliams                            950.7         $   95,070.50
January 22, 1996        John Weber                                   475.4         $   47,535.30
January 22, 1996        Byron L. Knief                               237.7         $   23,767.60
January 22, 1996        Michael A. Delaney                           237.7         $   23,767.60
January 22, 1996        David Y. Howe                                237.7         $   23,767.60
January 22, 1996        M. Saleem Muqaddam                           190.1         $   19,014.20
January 22, 1996        Charles E. Corpening                          95.1         $    9,507.00
January 22, 1996        Richard Solar                              1,188.4         $  118,838.10
January 22, 1996        Edward Kittredge                           1,188.4         $  118,838.10
January 22, 1996        David Jones                                  950.7(1)      $   95,070.40
January 22, 1996        David Uren                                   451.6         $   45,158.50

---------------

(1) Repurchased by the Company on February 11, 1997.

CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE.

     Shares of Class A Common Stock of GCIH were sold to the following persons on the following dates. Such shares were converted into Common Stock immediately prior to the Offering pursuant to the Merger described herein. See "Certain Relationships and Related Transactions--Reorganization."

                                                                                     AGGREGATE
                                                                    NUMBER           PURCHASE
       DATE                              NAME                      OF SHARES           PRICE
       ----                              ----                      ---------        -----------
January 22, 1996        Citicorp Venture Capital, Ltd.             523,476.0(2)     $523,476.00
January 22, 1996        CCT III, L.P.                               79,584.0        $ 79,584.00
January 22, 1996        Richard M. Cashin                           17,253.5        $ 17,253.50
January 22, 1996        63 BR Partnership                           14,385.7        $ 14,385.70
January 22, 1996        David Thomas                                14,385.7        $ 14,385.70
January 22, 1996        Alchemy, L.P.                                4,929.5        $  4,929.50
January 22, 1996        John Weber                                   2,464.7        $  2,464.70
January 22, 1996        Byron L. Knief                               1,232.4        $  1,232.40
January 22, 1996        Michael A. Delaney                           1,232.4        $  1,232.40
January 22, 1996        David Y. Howe                                1,232.4        $  1,232.40
January 22, 1996        M. Saleem Muqaddam                             985.8        $    985.80
January 22, 1996        Charles E. Corpening                           493.0        $    493.00

---------------

(2) The Company repurchased (a) 23,500 of such shares on February 11, 1997 for $1.00 per share, or an aggregate consideration of $23,500 and (b)50,826.8 of such shares on September 30, 1997 at a price of $1.00 for an aggregate consideration of $50,826.80. Such repurchased shares were canceled but reissued in the form of Class B Common Stock of GCIH.

CLASS B COMMON STOCK, PAR VALUE $0.01 PER SHARE.

     Shares of Class B Common of GCIH were sold to the following persons on the following dates. Such shares were converted into shares of Common Stock immediately prior to the Offering, pursuant to the Merger described herein. See "Certain Relationships and Related Transactions--Reorganization."

                                                                   NUMBER            AGGREGATE
       DATE                              NAME                     OF SHARES        PURCHASE PRICE
       ----                              ----                     ---------        --------------
January 22, 1996        Richard Solar                             23,661.9         $   23,661.90
January 22, 1996        Edward Kittredge                          76,161.9         $   27,161.90
January 22, 1996        David Jones                               29,929.6(3)      $   29,929.60
January 22, 1996        David Uren                                14,841.5         $   14,841.50
February 11, 1997       Joseph Medalie                               2,500         $    2,500.00
February 28, 1997       Gerardo M. Arce                                250         $      250.00
February 28, 1997       Larry L. Bateman                               500         $      500.00
February 28, 1997       Charles W. Berry                               500         $      500.00
February 28, 1997       Ronald C. Boone                                500         $      500.00
February 28, 1997       Harvey Burak                                 1,000         $    1,000.00
February 28, 1997       Ray Jefferson Caplenor                       1,500(4)      $    1,500.00
February 28, 1997       LeeAnn Carroll                                 500         $      500.00
February 28, 1997       Jay R. Cope                                    250         $      250.00
February 28, 1997       Robert L. Gall                               1,000         $    1,000.00
February 28, 1997       George J. Boltz                                250         $      250.00
February 28, 1997       Bobbie C. Greene                               250         $      250.00
February 28, 1997       David R. Hamilton                              250         $      250.00

                                                                   NUMBER            AGGREGATE
       DATE                              NAME                     OF SHARES        PURCHASE PRICE
       ----                              ----                     ---------        --------------
February 28, 1997       Kenneth R. Heatter                             250         $      250.00
February 28, 1997       Earle R. Keaton, Jr.                           500         $      500.00
February 28, 1997       Douglas E. Klein                               250         $      250.00
February 28, 1997       Christine R. Lanigan                         1,000         $    1,000.00
February 28, 1997       Angela C. Lombardi                           1,000         $    1,000.00
February 28, 1997       Raymond R. McManus                             750         $      750.00
February 28, 1997       Jacqueline D. McNulty                          750         $      750.00
February 28, 1997       Jeffrey Mintz                                  500         $      500.00
February 28, 1997       Deanna L. Parris                               250         $      250.00
February 28, 1997       John Larry Pelt                                250         $      250.00
February 28, 1997       David C. Pittman                               250         $      250.00
February 28, 1997       James B. Robertson                             250         $      250.00
February 28, 1997       Marvin E. Roberts                              250         $      250.00
February 28, 1997       Jeanne E. Scannell                           1,000         $    1,000.00
February 28, 1997       Eugene L. Scarpa                               500         $      500.00
February 28, 1997       Lee M. Schaeffer                             1,500         $    1,500.00
February 28, 1997       Dwight Smith                                   500         $      500.00
February 28, 1997       Dale F. Tarlow                               1,000         $    1,000.00
February 28, 1997       John M. Temple                               1,000(5)      $    1,000.00
February 28, 1997       Philip V. Todaro                             1,000         $    1,000.00
February 28, 1997       Holly H. Waddell                               250         $      250.00
February 28, 1997       Deidre A. Wahlberg                             500         $      500.00
February 28, 1997       Ralph L. Wheeler                               250         $      250.00
February 28, 1997       Philip R. Whitaker                             500         $      500.00
July 25, 1997           Raymond McManus                                250         $      250.00
July 25, 1997           Robert L. Gall                                 250         $      250.00
July 25, 1997           David G. Phillips                              250         $      250.00
September 30, 1997      Susan M. Vander Molen                          250         $      250.00
September 30, 1997      Richard Solar                                7,500         $    7,500.00
November 24, 1997       Edward Kittredge                            20,000         $   20,000.00
November 26, 1997       Robert P. Robertson                          1,000         $    1,000.00
November 26, 1997       David Hamilton                                 250         $      250.00

---------------

(3) Such shares were repurchased by the Company on February 11, 1997.

(4) Such shares were repurchased by the Company on January 15, 1998.

(5) Such shares were repurchased by the Company on September 20, 1997.

CLASS C COMMON STOCK, PAR VALUE $0.01 PER SHARE.

     Shares of Class C Common of GCIH were sold to the following person on the following date. Such shares were converted into shares of Common Stock immediately prior to the Offering, pursuant to the Merger described herein. See "Certain Relationships and Related Transactions -- Reorganization."

                                                                   NUMBER            AGGREGATE
       DATE                              NAME                     OF SHARES        PURCHASE PRICE
       ----                              ----                     ---------        --------------
January 22, 1996        Lawrence R. Glenn                            2,500         $    2,500.00

CLASS D COMMON STOCK, PAR VALUE $0.01 PER SHARE.

     No shares of such class have been issued. Warrants to purchase 191,250 shares of Class D Common Stock were issued to CMP on January 22, 1996 in connection with the issuance of senior subordinated indebtedness of the Company to CMP, for an aggregate consideration of $189,337.50. Such warrants were converted into warrants to purchase Class B Common Stock of the Company, immediately prior to the Offering, pursuant to the Merger described herein. See "Certain Relationships and Related Transactions--Reorganization."

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


NUMBER                            DESCRIPTION
-------                           -----------
 1.1+     Form of Purchase Agreement.
 3.1+     Form of Amended and Restated Certificate of Incorporation of
          the registrant.
 3.2+     Form of Amended and Restated Bylaws of the registrant.
 4.1+     Form of certificate representing shares of Common Stock,
          $0.01 par value per share.
 4.2+     Credit Agreement by and among GCIH, Auburn, GCI, the
          domestic subsidiaries of the same and various lending
          institutions dated as of December 17, 1997.
 4.3+     First Amendment to Credit Agreement by and among GCIH,
          Auburn, GCI, the domestic subsidiaries of the same and
          various lending institutions dated as of April 3, 1998.
 4.4+     Second Amendment to Credit Agreement by and among GCIH,
          Auburn, GCI, the domestic subsidiaries of the same and
          various lending institutions dated as of June 4, 1998.
 5.1+     Opinion and consent of Kirkland & Ellis.
10.1+     Stock Purchase Agreement by and between GPC and GCIH dated as of December 14, 1995.
10.2+     Form of Executive Stock Purchase Agreement between GCIH and certain of its Executives, each dated January 22, 1996.
10.3+     Form of Manager Securities Purchase Agreement between GCIH and certain of its Managers.
10.4+     Securities Purchase Agreement by and between GCIH and CVC, dated as of January 22, 1996.
10.5+     Form of Director Stock Purchase Agreement between GCIH and certain of its directors.
10.6+     Amended and Restated Registration Rights Agreement by and
          between GCIH, Citicorp Venture Capital, Ltd., and other
          stockholders of GCIH, dated as of June 5, 1998.
10.7+     Stock Purchase Agreement by and among GCIH, James P.
          Manning, Eileen Manning and Certain Charitable Remainder
          Trusts dated as of November 12, 1997.
10.8+     Share Purchase Agreement by and among GCIH, James P. Manning and Eileen Manning dated as of December 16, 1997.
10.9+     Amended and Restated Senior Subordinated Credit Agreement
          dated as of December 17, 1997 by and among GCIH, GCI, CMP
          and others.
10.10+    Subordination and Intercreditor Agreement by and among
          Nationsbank, CMP, GCI and others dated as of December 17,
          1997.
10.11+    12% Junior Subordinated Note in the face amount of
          $11,000,000, issued by GCIH to GPC as of December 29, 1997.
10.12+    License Agreement by and between Warner Bros. Division of
          Time Warner Entertainment Company, L.P. and GCI dated as of
          March 12, 1998.
10.13**   License Agreement by and between GPC and GCI dated as of
          January 22, 1996.
10.14+    License Agreement among The Kendall Company, GPC, and Soft
          Care Apparel, Inc. (n/k/a GCI), dated as of July 31, 1986, as amended pursuant to that certain Letter Agreement dated
          January 19, 1996 by and among The Kendall Company, GPC, GCI and GCIH.
10.15+    Trademark License Agreement between Auburn and Wilson
          Sporting Goods Co. dated April 29, 1997; as sublicensed to
          Sport Socks Ireland as of October 1, 1997, effective as of
          January 1, 1998; as amended as of December 5, 1997.

NUMBER                            DESCRIPTION
-------                           -----------
10.16+    Lease Agreement by and between GCI and Operadora Zona Franca
          De La Romana, S.A. for property located at Zona Franca
          Industrial La Romana (Sewing, Packaging).
10.17+    Lease Agreement by and between GCI and Operadora Zona Franca
          De La Romana, S.A. for property located at Altos
          Buvillaverde.
10.18+    Lease Agreement by and between GCI and Operadora Zona Franca
          De La Romana, S.A. for property located at Altos
          Buvillaverde.
10.19+    Lease Amendment by and between GCI and the Industrial
          Development Board of the City of Evergreen, Alabama, dated as of August 28, 1997, and assignment and assumption
          agreement and resolution of the Industrial Development Board dated as of the same date.
10.20+    Lease Agreement between GCI and Highland Properties, LLC
          dated as of November 25, 1996, and amendments thereto, for the lease of the Greenville facility.
10.21+    Severance Agreement by and between GPC, GCI and David E.
          Uren, dated as of March 18, 1995.
10.22     Form of Amendment No. 1 to the Executive Stock Purchase
          Agreement.
21.1+     Subsidiaries of the registrant.
23.1+     Consent of Ernst & Young LLP
23.2+     Consent of J.C. Holland & Co., PSC
23.3+     Consent of Price Waterhouse
23.4+     Consent of Kirkland & Ellis (included in Exhibit 5.1).
23.5+     Consent of The NPD Group, Inc.
24.1+     Powers of Attorney (included in signature page).
27.1+     Financial Data Schedule.


---------------

 * To be filed by amendment.

** The Company has requested confidential treatment with respect to certain provisions of this Exhibit from the Commission.

 + Previously filed.

     (b) Financial Statement Schedules:

     The following financial statement schedule for GCIH, Inc. is included in this Registration Statement:

     Schedule II -- Supplemental Schedule of Valuation and Qualifying Accounts

     The following financial statement schedule for Gerber Childrenswear, Inc. is included in this Registration Statement:

     Schedule II -- Supplemental Schedule of Valuation and Qualifying Accounts

     All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a posteffective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraph (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

     In addition, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 10, 1998.


                                          GERBER CHILDRENSWEAR, INC.

                                          By:     /s/ RICHARD L. SOLAR
                                            ------------------------------------
                                            Name: Richard L. Solar
                                            Title: Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 10, 1998, by, or on behalf of, the following persons in the capacities indicated with respect to Gerber Childrenswear, Inc.:


                       SIGNATURE                                            CAPACITY
                       ---------                                            --------

                           *                              Chairman of the Board, President and Chief
--------------------------------------------------------  Executive Officer (Principal Executive
                    Edward Kittredge                      Officer)

                           *                              Senior Vice President, Assistant Secretary
--------------------------------------------------------  and Director (Principal Financial Officer)
                    Richard L. Solar

                           *                              Vice President of Finance, Secretary and
--------------------------------------------------------  Treasurer (Principal Accounting Officer)
                     David E. Uren

                           *                              Director
--------------------------------------------------------
                     Richard Cashin

                           *                              Director
--------------------------------------------------------
                   Lawrence R. Glenn

                           *                              Director
--------------------------------------------------------
                     Joseph Medalie

                           *                              Director
--------------------------------------------------------
                     John D. Weber

               *By: /s/ RICHARD L. SOLAR
  ----------------------------------------------------
                    Attorney-in-Fact

                                                                     SCHEDULE II

                                   GCIH, INC.

           SUPPLEMENTAL SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                  BALANCE AT    CHARGED TO                  BALANCE AT
                                                  BEGINNING      COST AND                     END OF
                  DESCRIPTION                     OF PERIOD      EXPENSES     DEDUCTIONS      PERIOD
                  -----------                     ----------    ----------    ----------    ----------
Year ended December 31, 1997:
  Allowance for doubtful accounts...............   $ 1,798       $ 5,113        $4,401(1)    $ 2,510

Period ended December 31, 1996:
  Allowance for doubtful accounts...............        --         3,683         1,885(1)      1,798

---------------
(1) Allowances, uncollected amounts and credit balances written off against reserve, net of recoveries.

                                                                     SCHEDULE II

                           GERBER CHILDRENSWEAR, INC.
                            ("PREDECESSOR COMPANY")

           SUPPLEMENTAL SCHEDULE OF VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                                  CHARGED
                                                   BALANCE AT     TO COST                   BALANCE AT
                                                    BEGINNING       AND                       END OF
                   DESCRIPTION                      OF PERIOD     EXPENSES    DEDUCTIONS      PERIOD
                   -----------                     -----------    --------    ----------    ----------
Year ended December 31, 1995:
  Allowance for doubtful accounts................    $ 3,755      $ 2,203      $ 3,358(1)    $ 2,600

---------------

(1) Allowances, uncollected amounts and credit balances written off against reserve, net of recoveries.

                                 EXHIBIT INDEX

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


                                                                         SEQUENTIALLY
                                                                           NUMBERED
NUMBER                             DESCRIPTION                               PAGE
-------                            -----------                           ------------
  1.1 +    Form of Purchase Agreement.
  3.1 +    Form of Amended and Restated Certificate of Incorporation of
           the registrant.
  3.2 +    Form of Amended and Restated Bylaws of the registrant.
  4.1 +    Form of certificate representing shares of Common Stock,
           $0.01 par value per share.
  4.2 +    Credit Agreement by and among GCIH, Auburn, GCI, the
           domestic subsidiaries of the same and various lending
           institutions dated as of December 17, 1997.
  4.3 +    First Amendment to Credit Agreement by and among GCIH,
           Auburn, GCI, the domestic subsidiaries of the same and
           various lending institutions dated as of April 3, 1998.
  4.4 +    Second Amendment to Credit Agreement by and among GCIH,
           Auburn, GCI, the domestic subsidiaries of the same and
           various lending institutions dated as of June 4, 1998.
  5.1 +    Opinion and consent of Kirkland & Ellis.
 10.1 +    Stock Purchase Agreement by and between GPC and GCIH dated as of December 14, 1995.
 10.2 +    Form of Executive Stock Purchase Agreement between GCIH and certain of its Executives, each dated January 22, 1996.
 10.3 +    Form of Manager Securities Purchase Agreement between GCIH and certain of its Managers.
 10.4 +    Securities Purchase Agreement by and between GCIH and CVC, dated as of January 22, 1996.
 10.5 +    Form of Director Stock Purchase Agreement between GCIH and certain of its directors.
 10.6 +    Amended and Restated Registration Rights Agreement by and
           between GCIH, Citicorp Venture Capital, Ltd., and other
           stockholders of GCIH, dated as of June 5, 1998.
 10.7 +    Stock Purchase Agreement by and among GCIH, James P.
           Manning, Eileen Manning and Certain Charitable Remainder
           Trusts dated as of November 12, 1997.
 10.8 +    Share Purchase Agreement by and among GCIH, James P. Manning and Eileen Manning dated as of December 16, 1997.
 10.9 +    Amended and Restated Senior Subordinated Credit Agreement
           dated as of December 17, 1997 by and among GCIH, GCI, CMP
           and others.
 10.10+    Subordination and Intercreditor Agreement by and among
           Nationsbank, CMP, GCI and others dated as of December 17,
           1997.
 10.11+    12% Junior Subordinated Note in the face amount of
           $11,000,000, issued by GCIH to GPC as of December 29, 1997.
 10.12+    License Agreement by and between Warner Bros. Division of
           Time Warner Entertainment Company, L.P. and GCI dated as of
           March 12, 1998.
 10.13**   License Agreement by and between GPC and GCI dated as of
           January 22, 1996.

                                                                         SEQUENTIALLY
                                                                           NUMBERED
NUMBER                             DESCRIPTION                               PAGE
-------                            -----------                           ------------
 10.14+    License Agreement among The Kendall Company, GPC, and Soft
           Care Apparel, Inc. (n/k/a GCI), dated as of July 31, 1986, as amended pursuant to that certain Letter Agreement dated
           January 19, 1996 by and among The Kendall Company, GPC, GCI and GCIH.
 10.15+    Trademark License Agreement between Auburn and Wilson
           Sporting Goods Co. dated April 29, 1997; as sublicensed to
           Sport Socks Ireland as of October 1, 1997, effective as of
           January 1, 1998; as amended as of December 5, 1997.
 10.16+    Lease Agreement by and between GCI and Operadora Zona Franca
           De La Romana, S.A. for property located at Zona Franca
           Industrial La Romana (Sewing, Packaging).
 10.17+    Lease Agreement by and between GCI and Operadora Zona Franca
           De La Romana, S.A. for property located at Altos
           Buvillaverde.
 10.18+    Lease Agreement by and between GCI and Operadora Zona Franca
           De La Romana, S.A. for property located at Altos
           Buvillaverde.
 10.19+    Lease Amendment by and between GCI and the Industrial
           Development Board of the City of Evergreen, Alabama, dated as of August 28, 1997, and assignment and assumption
           agreement and resolution of the Industrial Development Board dated as of the same date.
 10.20+    Lease Agreement between GCI and Highland Properties, LLC
           dated as of November 25, 1996, and amendments thereto, for the lease of the Greenville facility.
 10.21+    Severance Agreement by and between GPC, GCI and David E.
           Uren, dated as of March 18, 1995.
 10.22+    Form of Amendment No. 1 to the Executive Stock Purchase
           Agreement.
 21.1 +    Subsidiaries of the registrant.
 23.1 +    Consent of Ernst & Young LLP
 23.2 +    Consent of J.C. Holland & Co., PSC
 23.3 +    Consent of Price Waterhouse
 23.4 +    Consent of Kirkland & Ellis (included in Exhibit 5.1).
 23.5 +    Consent of The NPD Group, Inc.
 24.1 +    Powers of Attorney (included in signature page).
 27.1 +    Financial Data Schedule.


---------------

 * To be filed by amendment.

** The Company has requested confidential treatment with respect to certain provisions of this Exhibit from the Commission.

 + Previously filed.